Exhibit 1.3

APPROVED BY

GENERAL MEETING OF SHAREHOLDERS MOBILE TELESYSTEMS PUBLIC JOINT STOCK COMPANY

SEPTEMBER 29, 2017, MINUTES NO. 41

AMENDMENTS AND ADDITIONS TO THE CHARTER

OF MOBILE TELESYSTEMS

PUBLIC JOINT STOCK COMPANY

To make the following amendments and additions to the Charter of Mobile TeleSystems Public Joint Stock Company:

1)             Clause 4.3 shall be read as follows:

“Major transactions to be effected by the Company require the obtaining of consent (subsequent approval) of the General Meeting of Shareholders or the Board of Directors in accordance with sub-clauses 27.1(28), 27.1(29), 32.2(16) hereof, as prescribed by the Federal Law “On Joint Stock Companies. Interested-party transactions shall be effected by the Company as prescribed by the Federal Law “On Joint Stock Companies”;

2)             Sub-clause 1 of clause 20.1 shall be read as follows:

“(1) making a decision by the General Meeting of Shareholders on the reorganization of the Company or on the consent to, or subsequent approval of a major transaction that involves a property with a value exceeding fifty percent (50%) of the the book value of the Company’s assets according to the Company’s accounting (financial) statements as of the last reporting date (including that being at the same time an interested-party transaction)”;

3)             Sub-clause 14 of clause 23.2 shall be read as follows:

“(14) the right, where provided for by law, to file a claim in court to invalidate a transaction entered by the Company, and to claim the application of consequences of its invalidity, and consequences of invalidity of void transactions of the Company”;

4)             Clause 23.3 shall be read as follows:

“The shareholders (shareholder) holding in the aggregate at least 1% (one percent) of the voting shares of the Company shall also have the right to:

(1)         request the Company to provide a list of persons entitled to participate in the General Meeting of Shareholders, except for information about their will, if they are included in such list;

(2)         in accordance with the law, demand that consent to an interested-party transaction be obtained;

(3)         request to provide information on interested-party transaction transaction that has been effected in the absence of consent to do so;

(4)         file a claim in court to invalidate a major transaction that has been effected in violation of the procedure for obtaining consent to such transaction;

(5)         where provided for by law, file a claim in court to invalidate an interested-party transaction;

(6)         according to the procedure established by law, put a claim against the Board of Directors, a member of the Board of Directors and the President to reimburse the damages caused to the Company”;

5)             Sub-clause 3 of clause 24.1 shall be read as follows:

“(3) under the existing laws, notify the Company of their possible interest in conducting transactions by the Company, and communicate to the Company any other statutorily required information”;

6)             In sub-clause 23 of clause 27.1 to replace the word “approval” for “making decisions on the consent to, or subsequent approval”, to replace words “2% (two percent)” with words “10% (ten percent)”;

7)             In sub-clause 24 of clause 27.1 to replace the word “approval” for “making decisions on the consent to, or subsequent approval”, to exclude words “placement by subscription or by”;

8)             Sub-clause 25 of clause 27.1 shall be read as follows:

“(25) making decisions on the consent to, or subsequent approval of interest-party transactions in accordance with the procedure stipulated by the laws and hereby, when a transaction or several interrelated transactions involve the sale of preferred shares of the Company amounting to over 2% (two percent) of the previously placed shares of the Company and shares, to which the previously placed equity securities convertible into shares may be converted”;

9)             Sub-clause 26 of clause 27.1 shall be read as follows:

“(26) making decisions on the consent to, or subsequent approval of interest-party transactions in accordance with the procedure stipulated by the laws and hereby, if the number of directors who are disinterested in the transaction and meet the requirements established by clause 3, Article 83 of the Federal Law “On Joint Stock Companies” becomes less than two”;

10)      Sub-clause 27 of clause 27.1 shall be read as follows:

“(27) if the Company receives a voluntary or compulsory offer to purchase the shares, as well as any other equity securities, convertible into the Company’s shares, the General Meeting of Shareholders shall make a decision on the consent to, or subsequent approval of interested-party transactions according to the procedure prescribed by the legislation of the RF;

•                  (decisions on the approval of interested-party transactions in all cases referred to in sub-clauses 27.1(23)–27.1(26) above shall be taken only at the request of the Board of Directors by a simple majority (more than a half)) of the votes of all disinterested shareholders owning the Company’s voting shares, who participate in voting);

•                  (decisions on the approval of interested-party transactions in the case referred to in sub-clause 27.1(27) above shall be taken by a simple majority (more than a half)) of the votes of all disinterested shareholders owning the Company’s voting shares, who participate in voting)”;

11)      Sub-clause 28 of clause 27.1 shall be read as follows:

“(28) making decisions on the consent to, or subsequent approval of major transactions in accordance with the procedure stipulated by the laws and hereby in the case when the subject of the transaction is a property the value of which exceeds 50% (fifty percent) of the book value of the Company’s assets defined according to its accounting (financial) statements as at the last reporting date:

•                  (decision shall be made only at the request of the Board of Directors by a qualified 3/4 (three fourths) majority of votes of shareholders holding the Company’s voting shares, who participate in the General Meeting of Shareholders);

•                  (if a major transaction is at the same time an interested-party transaction and if the issue on the consent to its settlement is put before the General Meeting of Shareholders for consideration in accordance with Chapter XI of the Federal Law “On Joint Stock Companies”, the decision shall be deemed made if 3/4 (three fourths) of votes of shareholders holding the Company’s voting shares, who participate in the General Meeting of Shareholders, and the majority of all disinterested shareholders holding voting shares, who participated in the General Meeting of Shareholders cast in favour of the decision)”.

12)      Sub-clause 29 of clause 27.1 shall be read as follows:

“(29) making decisions on the consent to, or subsequent approval of major transactions in accordance with the procedure stipulated by laws and hereby in the case, when the members of the Board of Directors fail to reach unanimous decision on the obtaining a consent to, or subsequent approval of such major transaction, as requested by sub-clause 32.2(16) hereof, and the relevant issue has been put by the Board of Directors to the General Meeting of Shareholders for resolution in accordance with the procedure stipulated by the laws of the Russian Federation;

•                  (decision shall be made only at the request of the Board of Directors by a simple majority (more than a half) of votes of shareholders holding the Company’s voting shares, who participate in the General Meeting of Shareholders);

•                  (if a major transaction is at the same time an interested-party transaction and if the issue on the consent to its settlement is put before the General Meeting of Shareholders for consideration in accordance with Chapter XI of the Federal Law “On Joint Stock Companies”, the decision shall be made by a simple majority (more than a half) of votes of all disinterested shareholders holding voting shares, who participated in the General Meeting of Shareholders)”.

13)      In sub-clause 32 of clause 27.1 to replace the word “approval” with words “making decisions on the consent to, or subsequent approval”;

14)      Clause 29.12 shall be read as follows:

«If a quorum is present, the number of the votes necessary to take a corresponding decision at of the General Meeting of Shareholders, stated in clause 27.1 hereof, is defined determined based on according to the total number of the votes of the shareholders participating present at in the General Meeting of Shareholders, except for voting on the consent to, or subsequent issue of approval of an interested-party transaction (sub-clauses 27.1(23) — 27.1(27) hereof). In the above stated case the number of votes required to make a corresponding decision at of the General Meeting of Shareholders is defined determined based on the according to the total number of the votes of the shareholders holding the Company’s voting shares who are not interested in the transaction and participate in the voting.”

15)      Clause 31.11 shall be read as follows:

“Obligations of members of the Board of Directors shall be determined by the laws of the Russian Federation, hereby and by internal documents of the Company. Members of the Board of Directors shall be obliged, in particular, to:

(1)         comply with the requirements hereof and the decisions of the General Meeting of Shareholders;

(2)         provide information to the Company, in a timely manner, about themselves, their possible interest in conducting transactions by the Company, and any other information provided for by the legislation of the RF, notify the Company of any changes in such information in accordance with the procedure prescribed by the legislation of the RF”;

16)      Sub-clause 8 of clause 32.2 shall be read as follows:

“(8) determining, in cases stipulated by law, the price (monetary value) of the property that is the subject to transactions conducted by the Company, as well as the placing price or the procedure for determining thereof and repurchasing the Company’s equity securities;

•                  (decision shall be taken by a simple majority (more than a half) of members of the Board of Directors present at the meeting. If a person interested in one or several transactions, where the property price (monetary value) is determined by the Board of Directors, is member of the Board of Directors, the decision shall be taken by a simple majority of votes of directors who are not interested in the transaction and meet the requirements set forth in clause 3, Article 83 of the Federal Law “On Joint Stock Companies”. If the number of such directors is less than a half (1/2) of the elected members of the Board of Directors, a decision shall be taken unanimously by all members of the Board of Directors, herewith votes of retired members of the Board of Directors shall not be taken into account)”;

17)      Sub-clause 16 of clause 32.2 shall be read as follows:

“(16) making decisions on the consent to, or subsequent approval of transactions involving the property valued at 25% (twenty five percent) to 50% (fifty percent) of the book value of the Company’s assets determined based on the Company’s accounting (financial) statements as at the last reporting date, including making decision on the consent to, or subsequent approval of transactions recognized as major transaction in accordance with the Federal Law “On Joint Stock Companies”;

•                  (decision on approval of transactions, referred to herein, shall be taken unanimously by all members of the Board of Directors with exception of the retired members of the Board of Directors)”;

18)      Sub-clause 17 of clause 32.2 shall be read as follows:

“(17) making decisions on the consent to, or subsequent approval of interested-party transactions in the manner prescribed by law, except for the cases where the relevant decision-making falls within the terms of reference of the General Meeting of Shareholders under clauses 27.1(23) — 27.1(27) hereof;

•                  (decision shall be made by a simple majority (more than a half) of all directors who are not interested in the transaction and meet the requirements set forth in clause 3, Article 83 of the Federal Law “On Joint Stock Companies”)”;

19)      Section 32 “Competence of the Board of Directors of Company” shall be supplemented by new clauses 32.3. — 32.5. of the following content:

“32.3. The Board of Directors shall play a key role in major corporate actions taken by the Company.

32.4. Major corporate actions include: reorganization of the Company, acquisition of thirty (30) or more percent of the Company’s voting shares (merger), settlement of major transactions by the Company, as well as transactions provided for by sub-clauses 32.2(29), 32.2(32) and 32.2(38) thereof, increase or decrease of the authorized capital of the Company, listing or delisting of the Company shares.

32.5. With respect to major corporate actions, the Board of Directors shall take decisions on the performance of such actions in accordance with sub-clauses 32.2(16), 32.2(29), 32.2(30), 32.2(31), 32.2(32), 32.2(38), 32.2(43) thereof, or develop recommendations for the General Meeting of Shareholders on the matters provided for by sub-clauses 27.1(2), 27.1(6), 27.1(7), 27.1(8), 27.1(9), 27.1(10), 27.1(11), 27.1(12), 27.1(28), 27.1(29), 27.1(35) thereof”;

20)      To assume clause 32.3. as clause 32.6.;

21)      Sub-clause 19 of clause 35.1 shall be read as follows:

“(19) development and submission to the Board of Directors of proposals on the issues set forth in sub-clause Error! Reference source not found. hereof and in cases when decision-making by the Board of Directors on reorganization and transactions set forth in sub-clause Error! Reference source not found. hereof is not required, preliminary approval of such reorganizations”

22)      To supplement Clause 38.11 with sub-clause 9 as follows:

“(9) confirmation of integrity of data contained in the report on interested-party transactions concluded by the Company in the reporting year”.

President
of Mobile TeleSystems
Public Joint Stock Company	A.A. Dubovskov